UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 5, 2007

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE, ELECTION, OR APPOINTMENT OF DIRECTORS OR OFFICERS; COMPENSATORY ARRANGEMENTS OF OFFICERS.
     At the 2007 Annual Meeting of Stockholders of Gartner, Inc. (the “Company” or “Gartner”) held on June 5, 2007, the stockholders of Gartner approved the Executive Performance Bonus Plan effective January 1, 2008 (the “Bonus Plan”), which was previously approved by the Board of Directors of Gartner and recommended by the Board for approval by the stockholders at this meeting.
     The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The Bonus Plan is set forth in its entirety as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.
     Purpose. The purpose of the Bonus Plan is to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied, thereby increasing stockholder value and the success of Gartner. The Bonus Plan is also designed to assist the Company in attracting and retaining executive talent. If certain requirements are satisfied, bonuses awarded under the Bonus Plan to eligible employees will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the of the Code (“Section 162(m)”).
     Eligibility to Participate. The Compensation Committee of the Board of Directors (the “Committee”) selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the Bonus Plan. At the present time, it is expected that participation will be limited to the Company’s executive officers, a total of 14 executives as of the date of this Current Report. However, the Committee has discretion to include other employees in the Bonus Plan in its discretion. The first participants in the Bonus Plan will be chosen for participation in 2008. No person is automatically entitled to participate in the Bonus Plan in any Bonus Plan year.
     Target Awards and Performance Goals. Each performance period, the Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award typically will be expressed as a percentage of his or her base salary earned during the applicable performance period. The performance goals require the achievement of objectives for one or more of (a) cash flow, (b) contract value, (c) customer efficiency, (d) earnings per share, (e) financial efficiency, (f) profit, (g) revenue, (h) selling, general and administrative expenses and (h) total stockholder return. Each of these measures is defined in the Bonus Plan. Performance goals may either be the same for, or differ from, participant to participant, performance period to performance period and from award to award, as the Committee may determine.
     The Committee may choose to set target goals: (1) in absolute terms, (2) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (3) on a per share and/or per capita basis, (4) against the performance of the Company as a whole or against particular subsidiaries, business units or products of the Company, (5) on a pre-tax or after-tax basis and/or (6) on a foreign exchange neutral or foreign exchange adjusted basis. The Committee also will determine whether any element(s) (for example, the effect of mergers or acquisitions) will be included in or excluded from the calculations, or whether or not such any performance goal will be measured on a basis other than generally accepted accounting principles. Each performance period will last one fiscal year.
     Actual Awards. After the performance period ends, the Committee will certify in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $5 million per person for any performance period, even if the pre-established formula otherwise indicates a larger award.
     The Committee has discretion to reduce or eliminate (but not increase) the actual award of any participant. Also, unless determined otherwise by the Committee, a participant will forfeit the bonus if a participant terminates employment (other than due to death, disability or retirement) after a bonus is earned, but before it is paid. However, the Committee has discretion to pay out part, or all, of the award in this case.
     Actual awards generally are paid in cash generally no later than two and one-half months after the performance period ends.
     Administration. The Committee administers the Bonus Plan. Members of the Committee must qualify as outside directors under Section 162(m). Subject to the terms of the Bonus Plan, the Committee has sole discretion to:
•	select the employees who will be eligible to receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and

•	interpret the provisions of the Bonus Plan.
     Performance Based Compensation. The Bonus Plan is designed to qualify as “performance-based” compensation under Section 162(m). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in cash compensation in any one year. However, if the Company pays compensation that is “performance based” under Section 162(m) and is paid pursuant to a stockholder-approved plan, the Company still can receive a federal income deduction for the compensation even if it is more than $1 million during a single year. Awards made pursuant to the Bonus Plan are intended to qualify as “performance-based” compensation and to be fully tax deductible on the Company’s federal income tax return.
     Amendment and Termination of the Plan. The Board may amend or terminate the Bonus Plan at any time and for any reason. However, no amendment or termination may impair the rights of a participant with respect to already established target awards, unless the participant consents.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Executive Performance Bonus Plan effective January 1, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: June 6, 2007	By:	/s/ Christopher J. Lafond
Christopher J. Lafond
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Executive Performance Bonus Plan effective January 1, 2008